UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    October 9, 2007

Disaboom Inc.
(Exact name of registrant as specified in charter)

Colorado (State or other jurisdiction of incorporation)	000-52558 (Commission File Number)	20-5973352 (IRS Employer Identification No.)

7730 E. Belleview Avenue, Suite A-306 Greenwood Village, CO (Address of principal executive offices)	80111 (Zip Code)

        Registrant’s telephone number, including area code (720) 407-6530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities.

a.	Employee Option Grants

        On October 1, 2007 Disaboom Inc. (the “Company”) granted employees an aggregate of 685,000 options to purchase our common stock exercisable at $1.50 per share. Each of the option grants is subject to a vesting schedule, with certain of the option grants only vesting upon the achievement of defined performance goals. The options were granted in consideration for services. We relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for these issuances. No commissions or other remuneration was paid in connection with these issuances.

b.	Closing of Private Placement

        On October 9, 2007, the Company had a final closing of $349,500 under a private placement of unregistered securities. For each $0.75 invested, each purchaser received one common share plus warrants to acquire three-fourths of a share. A total of 449,333 common shares and 337,000 warrants to purchase the same number of common shares were issued in this final closing.

        The first closing of this offering occurred on September 26, 2007 as was previously reported in a current report on Form 8-K on that day. Morgan Keegan & Company, Inc. and Jesup & Lamont Securities Corporation served as placement agents for the offering. The purpose of the offering was to raise funds for working capital, new product development and general corporate purposes. The offering was conducted in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, and was made to accredited investors only. Commissions of 10% cash and 10% warrants were paid to the placement agents.

c.	Lovebyrd.com

        On October 9, 2007, the Company acquired the web site Lovebyrd.com, an online dating and social networking service for individuals living with conditions that make it difficult to meet and connect with other people, pursuant to an Asset Purchase Agreement.  The total purchase price for the web site was paid partially in cash and partially in shares of Company common stock, with 55,000 shares being issued to Lovebyrd.com, LLC. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. No commissions or other remuneration was paid in connection with the issuance.

Item 7.01   Regulation FD Disclosure.

        On October 10, 2007, the Company issued a press release announcing the acquisition of the web site Lovebyrd.com. The press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated October 10, 2007.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2007	Disaboom, Inc. (Registrant) /s/ John Walpuck Name: John Walpuck Title: President and Chief Financial Officer